                                                           EXHIBIT 11

               RHONE-POULENC RORER INC. AND SUBSIDIARIES
                Computation of Earnings Per Common Share
    (Unaudited-dollars and shares in millions except per share data)

                                                Three Months Ended
                                                  September 30,
                                              ----------------------
                                                 1996        1995
                                              ---------    ---------
Net income per common share as reported:

Net income before preferred dividends and
     remuneration                              $  109.3     $ 112.1
Less: Dividends on preferred stock and
     remuneration on capital equity notes         (11.9)       (4.8)
                                               ---------   ---------
Net income available to common shareholders    $   97.4    $  107.3
                                               =========   =========
Average shares outstanding                        136.2       134.2
                                               =========   =========
Net income available to common shareholders
     per share                                 $    .72    $    .80
                                               =========   =========

Net income per common share assuming full dilution:

Net income before preferred dividends and
     remuneration                              $  109.3    $  112.1
Less: Dividends on preferred stock and
     remuneration on capital equity notes         (11.9)       (4.8)
                                               ---------   ---------
Net income available to common shareholders    $   97.4    $  107.3
                                               =========   =========

Average shares outstanding                        136.2       134.2
Shares contingently issuable for stock plan         2.6          .7
                                               ---------   ---------
Average shares outstanding, assuming full
      dilution                                    138.8       134.9
                                               =========   =========

Net income available to common shareholders
per share, assuming full dilution              $    .70    $    .80
                                               =========   =========

This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                                                           EXHIBIT 11

               RHONE-POULENC RORER INC. AND SUBSIDIARIES
                Computation of Earnings Per Common Share
    (Unaudited-dollars and shares in millions except per share data)

                                                Nine Months Ended
                                                  September 30,
                                               --------------------
                                                 1996        1995
                                               ---------   --------
Net income per common share as reported:

Net income before preferred dividends and
     remuneration                              $  296.5    $ 298.7
Less: Dividends on preferred stock and
     remuneration on capital equity notes         (33.2)     (16.2)
                                               ---------   --------
Net income available to common shareholders    $  263.3      282.5
                                               =========
Pro forma adjustments for interest and
     preferred dividends, net of tax effects                  (1.6)
                                                           --------
Net income available to common shareholders,
     pro forma                                             $ 280.9
                                                           ========
Average shares outstanding                        135.6      134.2
                                               =========   ========
Net income available to common shareholders
     per share                                 $   1.94
                                               =========
Net income available to common shareholders
     per share, pro forma                                  $  2.09
                                                           ========
Net income per common share assuming full dilution:

Net income before preferred dividends and
     remuneration                              $  296.5    $ 298.7
Less: Dividends on preferred stock and
     remuneration on capital equity notes         (33.2)     (16.2)
                                               ---------   --------
Net income available to common shareholders    $  263.3      282.5
                                               =========
Pro forma adjustments for interest and
      preferred dividends, net of tax effects                 (1.6)
                                                           --------
Net income available to common shareholders,
      pro forma                                            $ 280.9
                                                           ========
Average shares outstanding                        135.6      134.2
Shares contingently issuable for stock plan         2.6         .7
                                                --------   --------
Average shares outstanding, assuming full
       dilution                                   138.2      134.9
                                                ========   ========
Net income available to common shareholders
       per share, assuming full dilution        $  1.90
                                                ========
Net income available to common shareholders
       per share, pro forma, assuming full dilution        $  2.08
                                                           ========

This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3%.